SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        DATE OF REPORT: AUGUST 15, 1997
                        -------------------------------


                         AMERICAN BINGO & GAMING CORP.
                         -----------------------------
       (Exact name of small business issuer as specified in its charter)


              DELAWARE                 1-13530              74-2723809
              --------                 -------              ----------
  (State or other jurisdiction of     Commission        (I.R.S.  Employer
   incorporation or organization)     File Number      Identification  No.)


           515 CONGRESS AVENUE, SUITE 1200,  AUSTIN, TEXAS    78701
           --------------------------------------------------------
                   (Address of principal executive offices)

                                (512) 472-2041
                                --------------
                        (Registrant's telephone number)

ITEM    2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS
----------------------------------------------------

GOLD  STRIKE,  INC.  ACQUISITION
--------------------------------

On August 14, 1997 the Company entered into a contract with Michael Mims, a non-affiliate, to acquire Gold Strike, Inc., a South Carolina corporation in the video gaming machine business, pursuant to completion of the Company's final due diligence on Gold Strike. This acquisition is intended to close on August 25, 1997. Upon closing, Mr. Mims will become an officer and director of the Company.

This acquisition will be consummated in a stock-for-stock exchange, with American Bingo exchanging approximately 828,000 of its common shares for 100% of all outstanding shares of Gold Strike. The Company believes that the value of this consideration is approximately three times Gold Strike's annual cash flows. There is no cash consideration involved in this acquisition.

The Company will acquire all of Gold Strike's assets used in the gaming industry business, including equipment, machinery, real property, fixtures, leasehold interests, inventory, prepaid expenses, contractual and leasehold rights and all other tangible and intangible assets. The Company will likewise assume all liabilities related to these assets. The Company will continue to use all acquired assets in the gaming industry business.

The Company intends to account for this acquisition as a pooling, assuming that the transaction qualifies; otherwise the transaction will be accounted for as a purchase. If the transaction is treated as a purchase, the Company will value this acquisition at the current fair market value of its issued securities, less a discount for lack of marketability, pursuant to a three-year Company lock-up on the sale of the securities.

This acquisition involves consideration in excess of 10% of the Company's total assets. The Company intends to file all required financial statements and exhibits within 60 days under cover of Form 8.

ITEM  5.  OTHER  EVENTS
-----------------------

EQUITY  FINANCING
-----------------

On August 4, 1997 the Company completed a $2.0 million equity financing with Plazacorp, Inc. The Company issued 2,000 Preferred Series A shares, $.01 par value, at the price of $1,000 per share. After financing commissions and legal and accounting fees, the Company netted approximately $1.82 million from this financing. The Company plans to use these funds primarily for acquisition costs.

The Company intends to register these securities under Form S-3. The Preferred Shares bear interest at 7% per annum and are convertible into common shares under a variable pricing formula between $4.00 and $5.50 per share. Under this formula, the Company expects to issue a minimum of 363,636 shares and a maximum of 500,000 shares. The shares are convertible in four blocks as follows:


Date               Percent     Amount
-----------------  --------  ----------
November 2, 1997        15%  $  300,000
December 17, 1997       25%  $  500,000
January 31, 1998        30%  $  600,000
April 1, 1998           30%  $  600,000
-----------------  --------  ----------
TOTAL                  100%  $2,000,000


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN BINGO & GAMING CORP.
                                   (Registrant)

August 15, 1997

                                   By: /s/ Greg Wilson
                                   --------------------------
                                   Greg Wilson, Principal Executive Officer